Exhibit 24.1

POWER OF ATTORNEY

. .We, the undersigned directors of Central European Media Enterprises Ltd. (the “Company”), hereby severally constitute and appoint Frederic T. Klinkhammer, Robert E. Burke, Andrea Kozma and Mark Wyllie, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and capacities as directors, a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, and any and all amendments or supplements to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of the resale by selling shareholders of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

. .This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with the Company.

. .IN WITNESS WHEREOF, the undersigned have executed this instrument on March 27, 2003.

/s/ Charles R. Frank, Jr. Charles R. Frank, Jr.	/s/ Ronald S. Lauder Ronald S. Lauder

/s/ Herbert A. Granath Herbert A. Granath	/s/ Bruce Maggin Bruce Maggin

/s/ Frederic T. Klinkhammer Frederic T. Klinkhammer	/s/ Jacob Z. Schuster Jacob Z. Schuster

/s/ Alfred W. Langer Alfred W. Langer	/s/ Marie-Monique Steckel Marie-Monique Steckel